Exhibit 10.2

EXECUTION VERSION

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

COINBASE PRIME – EXCHANGE-TRADED PRODUCT (ETP) STAKING ADDENDUM

This addendum (the “ETP Staking Addendum”) to the Coinbase Custody Custodial Services Agreement attached as Exhibit A to that certain Coinbase Prime Broker Agreement dated October 6, 2025 (the “Coinbase PBA”) between the entities listed on Schedule A of such Coinbase PBA (each, a “Client”) and Coinbase, Inc. (“Coinbase”) as agent for itself and the Coinbase Entities, sets forth the terms pursuant to which Client may instruct Coinbase to cause certain Digital Assets held by Coinbase for Client and credited to the Vault Account to be committed (or “Staked”), in accordance with the underlying network or protocol, in support of a designated validator node operated by one or more validators (each, a “Validator”) (including, if applicable, by delegating validation rights to such validator node). Except as otherwise agreed, the terms pursuant to which any such validator shall undertake Validation Activities relating to Client’s Staked Digital Assets shall be set forth in the relevant Approved Validator Schedule hereto.

This ETP Staking Addendum shall amend and be incorporated into the Coinbase PBA. In the event of any inconsistency or conflict between the terms and conditions of this ETP Staking Addendum and the Coinbase PBA, the terms and conditions of this ETP Staking Addendum shall prevail.

1.
Definitions. Any capitalized terms used not defined herein shall have the meaning set forth in the Coinbase PBA.

a.
“Approved Validator” means, in relation to any Eligible Digital Asset, any staking provider identified as such in Annex A, as amended from time to time.

b.
“Eligible Digital Assets” means any Digital Assets set forth on Annex A, as amended from time to time.

c.
“Rewards” means with respect to each Staked Digital Asset, all on-chain staking rewards on the underlying blockchain network or protocol actually awarded in respect of such Staked Digital Asset as a result of Staking and the relevant Approved Validator’s operation of the validator(s) to which such Staked Digital Asset is Staked (together with any activities incidental to such operation, “Validation Activities”), including inflationary rewards, block rewards, endorser rewards, transaction confirmation rewards, transaction fees and any rewards from maximal extractable value (MEV), which may be distributed by the underlying blockchain network or protocol via a combination of on-chain payments to (1) wallet addresses controlled by Coinbase or (2) wallet addresses controlled by Approved Validators.

d.
“Slashing” means any blockchain network or protocol-level penalty that permanently reduces, burns, or otherwise confiscates Staked Digital Assets or their associated Rewards on a proof-of-stake network as a consequence of validator misbehavior, negligence, inaction, failure to meet any network or protocol standards, or invalid participation. Illustrative triggers include but are not limited to equivocation (e.g., double-attesting or surround-voting on Ethereum); duplicate block production or other conflicting‐vote behavior; and extended downtime, invalid signatures, or protocol-defined malicious activity, that results in an on-chain deduction of stake.

EXECUTION VERSION

e.
“Slashing Loss” means any Staked Digital Assets that are subject to Slashing or otherwise reduced or withdrawn from a wallet based on the instruction or operation of the network or protocol in connection with Staking Client’s Eligible Digital Assets under this ETP Staking Addendum.

2.
Staking. Subject to the terms of this ETP Staking Addendum, Client may instruct Coinbase to Stake Eligible Digital Assets credited to the Vault Account to a Validator node operated by an Approved Validator. Any such instruction (a “Staking Instruction”) shall be transmitted via the application programming interface(s) provided by Coinbase including its front-end user interface and API, or on a mutually agreed medium, including e-mail. Client may issue an instruction to reduce the amount of Staked Digital Assets (an “Unstaking Instruction”). The decision of whether, and in what amounts, to Stake Eligible Digital Assets shall reside exclusively with Client and, Client shall not be required to Stake any minimum amount of Staked Digital Assets to any Approved Validator at any time (it being understood, if Digital Assets are Staked, a protocol may have protocol-mandated minimum staking amounts). Without in any way limiting Client’s right to issue Unstaking Instructions at any time, any Staking Instruction shall be deemed to provide that any Digital Assets Staked pursuant to that Staking Instruction shall be deemed to be the subject of an Unstaking Instruction (and, thus, automatically reduced to zero) upon the earlier of (i) thirty (30) days after such Staking Instruction was issued and (ii) 1 business day after the occurrence of any Slashing Loss, in each case absent a further Staking Instruction from Client.

3.
Staking Instructions. Any Staking Instruction or Unstaking Instruction shall contain such information as Coinbase may reasonably require from time to time, which may include: (i) one or more Approved Validators, (ii) the type and amount of Eligible Digital Assets to be Staked to an Approved Validator (the “Instructed Amount”); and (iii) the date on which Coinbase shall make the Instructed Amount available or unavailable to such Approved Validator. A Staking Instruction or Unstaking Instruction may specify the Instructed Amount either as a fixed number of Eligible Digital Assets or as a percentage of all Eligible Digital Assets of that type credited to the Vault Account. Any Eligible Digital Assets Staked to an Approved Validator pursuant to this ETP Staking Addendum (“Staked Digital Assets”) will remain credited to the Vault Account (except to the extent debited as a result of any Slashing). To the extent that at any time any Staked Digital Assets do not comply with any denomination, minimum size, or other standard required by the blockchain network or protocol, Client shall be deemed to have to have issued a Staking Instruction or Unstaking Instruction in relation to such Staked Digital Assets or other Digital Assets credited to the Vault Account as Coinbase determines necessary to comply with such requirements.

4.
Approved Validator Schedules.

a.
Client’s decision to Stake Eligible Digital Assets to an Approved Validator shall be subject to the terms and conditions set forth in the corresponding Schedule attached hereto (each, an “Approved Validator Schedule”), except as Client, the Approved Validator, and Coinbase shall otherwise agree.

b.
In the event that Approved Validator breaches the Approved Validator Schedule, Client may request in writing that Coinbase enforce the Approved Validator Schedule or otherwise exercise any rights or remedies on behalf of Clients, in each case in relation to such breach (an “Enforcement Request”). Even in the absence of such Client request, Coinbase shall use commercially reasonable efforts to mitigate or remediate any breaches by the Approved Validator that it is aware of or reasonably should be aware of. Coinbase must use commercially reasonable efforts to enforce the Approved Validator Schedule

EXECUTION VERSION

following an Enforcement Request. Notwithstanding the foregoing, Client may enforce the Approved Validator Schedule against the Approved Validator at any time following a suspected breach, with reasonable notice to Coinbase.

c.
Client further agrees that Coinbase shall not have any responsibility whatsoever for an Approved Validator’s performance of any obligations under the Approved Validator Schedule or otherwise or for any action or inaction of any Approved Validator.

d.
Each Approved Validator Schedule will provide that such Approved Validator Schedule shall be terminated (i) upon notice by Client and/or Coinbase (acting upon the instruction of Client) or (ii) automatically and without further action by any party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise) of such Approved Validator (or any analogous proceeding in any jurisdiction), or upon or as a result of the appointment of a receiver, examiner, intervenor or conservator of, or trustee or similar officer for, such Approved Validator or any substantial part of its property.

5.
Use of Confidential Information. The use of Client’s Confidential Information shall be governed by the provisions in the Coinbase PBA. Client agrees that, solely to the extent necessary to provide the services under this ETP Staking Addendum, Coinbase may disclose Client’s Confidential Information to any Approved Validator, provided that such Approved Validator is under an obligation of confidentiality and non-use of all Confidential Information at least as strict as that set forth in in the Coinbase PBA.

6.
Location of Staked Assets, Protocol-Designated Smart Contracts.

b.
Solely to the extent necessary to effect Validation Activities, Coinbase will provide each Approved Validator with information and access to the relevant Staked Digital Assets and the associated on-chain wallet and take such other action as Coinbase reasonably determines is appropriate to enable the Approved Validator to conduct Validation Activities associated with such Staked Digital Assets.

c.
Client acknowledges, understands, and agrees that certain blockchain networks or protocols may require Staked Digital Assets to be deposited on-chain with specified smart contracts that are not owned or controlled by Coinbase (a “Protocol-Designated Smart Contract”) and that Coinbase may not have the ability to control, direct, modify, or otherwise affect any such Protocol-Designated Smart Contracts. Client hereby consents to Coinbase or any Approved Validator depositing any Staked Digital Assets with a Protocol-Designated Smart Contract in connection with any validly given Staking Instruction or Unstaking Instruction.

d.
Client is solely responsible for its Staking to any Approved Validator. There is no assurance that any Approved Validator, Protocol-Designated Smart Contract, or blockchain network or protocol will be available, function, or operate as expected. Client may not receive any Rewards regardless of the amount of time or the number of Eligible Digital Assets that Client instructs Coinbase to Stake to an Approved Validator. Coinbase bears no responsibility whatsoever with respect to any decision made by Client to engage in Staking with respect to Eligible Digital Assets, or to Stake Eligible Digital Assets to any Approved Validator (including, in either case, any losses, damages, or liabilities arising therefrom). Notwithstanding the foregoing, Coinbase agrees that, in the event of disruptions,

EXECUTION VERSION

malfunctions, or failures of any Protocol-Designated Smart Contract or related Validation Activities, it shall use commercially reasonable efforts and cooperate in good faith with Client to support the mitigation or remediation of such issues to the extent within Coinbase’s ability to do so.

7.
Network Restrictions. Client acknowledges, understands, and agrees that certain blockchain networks and protocols impose bonding, unbonding, warm-up, lockup, or other restrictions (collectively, “Network Restrictions”) with respect to the Staked Digital Assets, and that Client’s ability to issue instructions to Coinbase in relation to Staked Digital Assets may accordingly be subject to such restrictions. As a result, Client may be unable to transfer, sell, use, or dispose of Staked Digital Assets for a period of time. Client further acknowledges, understands, and agrees that it has made its own independent investigation, review, and analysis of the applicable Network Restrictions of each Staked Digital Asset. Although Coinbase or one of its affiliates may provide liquidity or otherwise make unstaked Digital Assets available to certain clients either directly or indirectly, Coinbase makes no assurance or commitment whatsoever that it will make or endeavor to make any such resources available to Client or otherwise facilitate the ability of Client to address any liquidity needs arising from Staking, except to the extent described in a lending agreement between the parties.

8.
Rewards and Fees.

b.
To the extent Rewards are transferred directly into Coinbase’s control, Coinbase will credit to Client’s Vault Account any Rewards in the form of supported Digital Assets that Coinbase receives in connection with Client’s Staked Digital Assets, less any applicable fees described in Annex A, and payable by Client to Coinbase for the services described hereunder and the Approved Validator’s share of Rewards. Any such Rewards or distributions will not constitute Staked Digital Assets except to the extent (i) Rewards or distributions automatically form part of the associated Staked Digital Assets under the rules of the underlying blockchain network or Protocol or (ii) instructed by Client pursuant to a separate Staking Instruction.

c.
Client acknowledges, understands, and agrees that all Rewards are calculated and disbursed by the underlying blockchain network or protocol, and Coinbase shall not be liable to Client for any errors, losses, or lost rewards for losses solely caused by such underlying blockchain network or protocol. These include, without limitation, any losses due to changes to the underlying blockchain network or protocol, “double spend”, “51%” or other attacks, hard or soft forks, protocol client software bugs, errors or technical difficulties not attributable to Coinbase or the Approved Validator(s), or scheduled network upgrades or protocol maintenance activities. Notwithstanding the foregoing, Coinbase shall use commercially reasonable efforts to (i) implement timely upgrades or patches to validator software and (ii) notify Client of material protocol-level events that may impact Rewards, to the extent such information is known and within Coinbase’s practical control.

d.
Coinbase may charge Client a fee for Staking Staked Digital Assets to Approved Validators, as set forth in Annex A, which may be greater than the Approved Validator’s share of Rewards. Client also acknowledges, understands, and agrees that Coinbase may earn fees or other compensation from other parties, including Approved Validators, in connection with Client’s use of Staking services, which fees may come from agreements between Coinbase and such third parties to which Client is not a party, including revenue sharing agreements and service level agreements.

EXECUTION VERSION

e.
Client acknowledges, understands, and agrees that any Rewards in respect of Staked Digital Assets are subject to any fees that may be payable by Client to Coinbase and/or any share of such Rewards to which an Approved Validator is entitled (whether such share is delivered in the first instance to a wallet controlled by Coinbase or a wallet controlled by such Approved Validator). Accordingly, Client may not receive the full amount of Rewards awarded by the underlying blockchain network or protocol in respect of any Staked Digital Assets. If Rewards are automatically transferred by the underlying blockchain network or protocol to wallet addresses in which Client’s Staked Digital Assets are held, such amount is still subject to any fees payable to Coinbase and/or any share of such Rewards to which an Approved Validator is entitled.

f.
Client acknowledges and agrees that Coinbase may facilitate Client’s remittance of an Approved Validator’s share of Rewards by debiting such fees from Client’s Vault Account or invoicing Client for such fees transferring them to the Approved Validator or by transferring a portion of Rewards otherwise payable to Client to the Approved Validator. In effectuating any such transfers, Coinbase acts as Client’s agent and securities intermediary.

g.
Client acknowledges, understands, and agrees that it may not receive any Rewards in connection with Staking. Coinbase does not guarantee any Rewards whatsoever, regardless of the amount of Staked Digital Assets or length of time subject to Staking. Participation in any Staking activities and Staking to any Approved Validator is done at Client’s sole discretion. The sole responsibility of Coinbase in respect of Rewards is to allocate and credit to the Vault Account any Rewards consisting of supported Digital Assets actually received by Coinbase for the benefit of Client.

9.
Slashing Coverage. Client acknowledges, understands, and agrees that:

b.
With respect to certain blockchain networks or protocols, Staked Digital Assets may be subject to Slashing. Any Slashing Loss will be reflected as removed from the Vault Account. Coinbase’s sole responsibility in relation to any Slashing shall be as set forth in Section 9(b).

c.
In certain circumstances, such as a Slashing event, error, or other loss, an Approved Validator may make compensatory or other payments to Coinbase for the benefit of one or more clients that have Staked Eligible Digital Assets to such Approved Validator. Coinbase will allocate such payments to clients in accordance with the agreement or instruction of the Approved Validator, including any terms included in an Approved Validator Schedule, or in the absence of any of the forgoing, pro rata to clients that have Staked Eligible Digital Assets to such Approved Validator based on the quantum of the Eligible Digital Assets Staked to such Validator. Except to the extent described in any Approved Validator Schedule, Client acknowledges, understands, and agrees that such payment may not be in an amount that recovers all Slashed or otherwise lost Digital Assets, and Coinbase has no liability to Client whatsoever for any remaining slashed, penalized, or lost Digital Assets.

d.
All compensatory or other payments to contemplated under this section shall be made in-kind to Client and reflected as credited in the Client’s Vault Account.

10.
Acknowledgements. Client acknowledges, understands, and agrees as follows:

EXECUTION VERSION

b.
Coinbase has sole discretion to determine which validators are on the list of Approved Validators at any time and which Eligible Digital Assets may be subject to Staking Instructions from time to time. Client will choose which Approved Validator to use for Staking of its Digital Assets, and these Approved Validators are reflected in the Schedules hereto.

c.
Approved Validators may or may not be affiliated with, owned by, or controlled by Coinbase or any of its affiliates, and the inclusion of any Approved Validator, whether affiliated or not, on Annex A does not constitute an endorsement or approval by Coinbase of such Approved Validator.

d.
Unstaking Digital Assets may be subject to waiting periods due to network congestion, Network Restrictions, and other network-related unstaking process requirements. Coinbase may, for convenience, provide Client with an estimate of the length or nature of any Network Restrictions or other anticipated delays, including how much time following Coinbase’s processing of an Unstaking Instruction it will take to “un-stake” or “unbond” a Staked Digital Asset. However, these estimates are strictly for informational purposes, are not a commitment or representation of Coinbase, and Coinbase shall in no way be liable if the actual length or nature of any Network Restriction or other delay differs from that estimated by Coinbase.

e.
In case of any future upgrade to a blockchain network or protocol, Client understands that Client may lose all, or a portion of, its Staked Digital Assets, and Coinbase will not be responsible for any loss of such Digital Assets in such a circumstance, except to the extent of Coinbase’s gross negligence, fraud or willful misconduct. Notwithstanding the foregoing, Coinbase shall use commercially reasonable efforts to implement timely validator software upgrades or other required actions, and to provide Client with prompt notice of material protocol-level upgrades or changes that may reasonably be expected to impact the staking mechanics, security, or Rewards of Client’s Staked Digital Assets, which may include changes to validator behavior, slashing rules, or reward distribution mechanisms, to the extent such actions or information are within Coinbase’s practical control.

f.
Certain blockchain networks or protocols may impose minimum allocation requirements. Client is solely responsible for understanding such requirements, and Coinbase will not be responsible for any loss of Staked Digital Assets or Rewards in connection with such requirements or changes thereto, except to the extent of Coinbase’s gross negligence, fraud or willful misconduct.

g.
Coinbase or an Approved Validator may be required to create additional wallets to facilitate a network or protocol upgrade or enable receipt of certain Rewards.

h.
Except as set forth herein or an Approved Validator Schedule, Coinbase will not provide any compensation for any Slashing Losses, missed Rewards, or other losses that arise out of or in connection with Client’s Staking.

i.
Client understands the legal and technical requirements associated with the Staking of a particular Digital Asset on the blockchain associated with such Digital Asset.

EXECUTION VERSION

j.
Except to the extent an Approved Validator breaches its Approved Validator Schedule, and Coinbase fails to adequately pursue and receive remedies for such breach as described in Section 4(b), Coinbase shall not be liable for the failure of any Approved Validator to abide by the terms of an Approved Validator Schedule or the terms set forth therein.

11.
Representation and Warranties. Each of the representations, warranties, and covenants contained in the Coinbase PBA shall apply to this ETP Staking Addendum mutatis mutandis. Client hereby represents and warrants that: (a) this ETP Staking Addendum constitutes a valid and binding obligation and is enforceable against Client in accordance with its terms; (b) Client is duly organized, validly existing, and in good standing under the laws and regulations of its jurisdiction of incorporation, organization, or chartering; (c) Client has the full right, power and authority to enter into this ETP Staking Addendum; and (d) Client has policies and procedures in place to maintain full compliance with all applicable laws, rules, and regulations to the extent relevant and material to its performance hereunder in each jurisdiction in which Client operates.

12.
LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE SET FORTH HEREIN, CLIENT ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT COINBASE, ITS AFFILIATES AND SERVICE PROVIDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, JOINT VENTURERS, OR REPRESENTATIVES (COLLECTIVELY, THE “COINBASE PARTIES”) SHALL NOT BE LIABLE FOR ANY ERROR, LOSS, SLASHING, PENALTY, TRANSACTION FEE, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES FOR LOST REWARDS, LOST PROFITS, LOST REVENUES, OR THE COST OF SUBSTITUTE ACTIVITIES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS ETP STAKING ADDENDUM, INCLUDING IN CONNECTION WITH CLIENT’S STAKING TO AN APPROVED VALIDATOR, IN EACH CASE WHETHER OR NOT THE COINBASE PARTIES HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGE.

13.
Disclaimer. Coinbase’s services described herein are provided “as is” and “as available” basis without warranty of any kind. Without limiting the foregoing, Coinbase explicitly disclaims any implied warranties of merchantability, fitness for a particular purpose, quiet enjoyment and non-infringement, and any warranties arising out of course of dealing or usage of trade. Client acknowledges, understands, and expressly accepts that it has not relied on any oral or written statements, representations, or warranties by Coinbase, an Approved Validator, or any of their officers, directors, employees, consultants, advisors, or other agents outside of this ETP Staking Addendum, including but not limited to conversations of any kind, whether through oral or electronic communication, or any white paper relating to any supported tokens.

14.
Taxes. Client is solely responsible for the payment of all applicable taxes, if any, to which the Rewards might be subject. Client agrees to indemnify and hold the Coinbase Parties harmless against any and all liabilities, costs and expenses (including reasonable legal and accounting fees) (collectively, the “Losses”) in connection with any such taxes, including penalties, duties, and interest levied by any tax authority on such Rewards. Client hereby represents that it has consulted with any tax adviser that it deems advisable in connection with Staking, including the receipt of Rewards, and that it is not relying on Coinbase or a Validator for any tax advice.

15.
Indemnity. The terms of this ETP Staking Addendum, and any services provided by Coinbase hereunder, shall be subject to the indemnity in the Coinbase PBA.

16.
Term and Termination.

EXECUTION VERSION

a.
The term of this ETP Staking Addendum commences on the date hereof and shall continue until terminated in accordance with Section 16.b.

b.
Coinbase may terminate this ETP Staking Addendum upon at least 180 days’ written notice to Client. Client may terminate this ETP Staking Addendum upon at least 30 days’ written notice to Coinbase. Provided that a party may terminate this addendum within such timeframe, upon written notice, as may be required by applicable law. Provided further, that if a given protocol’s staking exit queue is longer than the termination notice period at the time the termination notice is delivered, this ETP Staking Addendum will remain in effect until all assets are unstaked, including the payment of any applicable fees thereon.

c.
A termination of this ETP Staking Addendum shall constitute an Unstaking Instruction in respect of all Staked Digital Assets.

17.
Relationship. The parties are independent contractors. Except to the extent provided in an Approved Validator Schedule, neither party is authorized to bind the other party to any liability or obligation or to represent that it has any authority to do so. Except otherwise expressly provided in this ETP Staking Addendum, neither party will make any representations, warranties, statements or commitments on behalf of the other party. For the avoidance of doubt, no Approved Validator is an agent of Client, or otherwise authorized to bind Client to any liability or obligation, or to represent that it has any authority to do so, and Coinbase is not authorized to designate any Approved Validator as the agent of Client, or to represent that Coinbase has any authority to do so. Any Validation Activity by any Approved Validator is and shall be conducted by the applicable Approved Validator for its own account, and any remittance of Rewards to Client by the underlying protocol or any Approved Validator shall be remuneration solely for Client having Staked Eligible Digital Assets to the Approved Validator. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, Client shall at all times retain the beneficial ownership of, and all rights, title and interest in, all Eligible Approved Assets Staked to an Approved Validator, and no Approved Validator shall have any right, title or interest in Client’s Eligible Approved Assets, under this ETP Staking Addendum or otherwise.

18.
Notices. All notices and other communications required or permitted under this ETP Staking Addendum will be in writing and will be deemed to have been given upon being sent to (a) for notices to Coinbase, [***]; and (b) for notices to Client, the email address associated with its Custodial Account. Such notices and other communications will be deemed effective upon the earlier of (i) confirmation of receipt by the recipient; or (ii) the next business day on which Coinbase is open for business.

19.
Force Majeure. The force majeure provision in the Coinbase PBA shall apply to the services provided by Coinbase hereunder.

20.
Reporting. The Company will provide Client with, or make available through its user interface, an electronic account statement for any month in which Client received Rewards pursuant to this Addendum (the “Monthly Report”). Each Monthly Report will provide information that is reasonably necessary to identify the Rewards attributable to each Eligible Digital Asset, if any,

EXECUTION VERSION

during the period specified in the Monthly Report. The Client’s Monthly Report will be made available to you through the Custodial Account.

21.
Amendments.

a.
Unless otherwise provided herein, any amendment to this ETP Staking Addendum must be in writing and signed by Client and Coinbase.

b.
Notwithstanding Section 21.a, Coinbase and Client may amend Annex A or an Approved Validator Schedule at any time upon mutual written agreement (email sufficient) to add or remove an Eligible Digital Asset or Approved Validator. However, in the event Coinbase determines that immediate removal of an Eligible Digital Asset or Approved Validator is necessary or appropriate for regulatory, legal, security, technological, customer protection, or other purposes, or is required by the relevant blockchain network or protocol, Coinbase may remove such Eligible Digital Asset or Approved Validator upon written notice to Client, subject to any applicable unstaking or other waiting period.

22.
Miscellaneous. All terms and conditions of the Coinbase PBA, as supplemented by this ETP Staking Addendum, shall remain in full force and effect, unless expressly modified and amended hereby. For the sake of clarity, the parties hereby acknowledge and agree that the Coinbase PBA allows for electronically delivered Communications to be accepted and agreed to by Client through the Custodial Services interface. Client agrees that this ETP Staking Addendum is the complete and exclusive statement of the mutual understanding of the parties, and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this ETP Staking Addendum, including but not limited to any prior staking addenda between Client and Coinbase. Headings in the addendum are for reference purposes only and will not affect the interpretation or meaning of the ETP Staking Addendum or Coinbase PBA.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, each of the parties hereto has caused this ETP Staking Addendum to be executed on the date set forth below by its duly authorized officers.

COINBASE, INC.

By:	/s/ Kevin Johnson
Name:	Kevin Johnson
Title:	VP, Sales and Trading
Date:	October 5, 2025

CLIENT: Each Entity listed on Schedule A of the Coinbase PBA

By:	/s/ Craig Salm Grayscale Investments Sponsors, LLC as Sponsor of each Entity listed on Schedule A of the Coinbase PBA
Name:	Craig Salm
Title:	Chief Legal Officer
Date:	October 5, 2025

EXECUTION VERSION

ANNEX A

[***]

EXECUTION VERSION

SCHEDULE [•]:

[***]

EXECUTION VERSION

SCHEDULE A

[***]

EXECUTION VERSION

SCHEDULE B

[***]